EXHIBIT 99.01

October 31, 2006

Re: Severance & General Release Agreement (the “Agreement”)

Dear Vernon:

This Severance & General Release Agreement (the “Agreement”) will confirm that your employment with VeriSign, Inc. (“VeriSign”) will terminate effective October 31, 2006, unless terminated sooner in accordance with Section 3 of this Agreement (the “Termination Date”).

To accept this Agreement, you will need to sign below where indicated either on or after the Termination Date and then return the signed Agreement to me either on or before the Acceptance Expiration Date. The “Acceptance Expiration Date” means the date that is forty-five (45) days after the Termination Date. You have seven (7) days following your execution of this Agreement (the “Revocation Period”) to revoke your acceptance of it. This Agreement shall not be effective until the Revocation Period has expired, and, of course, the Agreement will not be effective if you revoke your acceptance of it during the Revocation Period. VeriSign shall have no obligations to you under this Agreement if you do not sign it and return it to VeriSign either on or before the Acceptance Expiration Date or if you revoke your acceptance of this Agreement during the Revocation Period.

In an effort to ensure an amicable and smooth separation, and in consideration for your acceptance of the terms and conditions of this Agreement, VeriSign is prepared to offer you the severance package described below.

1. Transition & Return of VeriSign Property.

You agree that from the date of this Agreement through the Termination Date you will cooperate in performing work-related tasks that may be requested of you by VeriSign and you acknowledge that, in its discretion, VeriSign may relieve you from performing all work related tasks before the Termination Date.

You agree to return to VeriSign either on the Termination Date or on any earlier date specified by VeriSign any and all property of VeriSign, including any files and any documents prepared for or by VeriSign, your computer, your ID badge and any other property or equipment issued to you by VeriSign. For the purpose of clarification, VeriSign will maintain its membership at the Silver Creek Valley Country Club (the “Club”) with you as the named member until December 31, 2006, subject to any regulations of the Club, and VeriSign will continue to reimburse you for the monthly dues to the Club through December 2006.

2. Ongoing Confidentiality Obligations.

The Assignment of Invention, Nondisclosure and Nonsolicitation Agreement (the “NDA”) that you entered into with VeriSign on June 3, 2003 remains in full force and effect even after the termination of your employment with VeriSign. You agree to comply with your ongoing confidentiality obligations to VeriSign. You further agree that the terms and conditions of this Agreement constitute “Proprietary Information”, as defined in the NDA, until such Agreement is filed with the Securities & Exchange Commission and made publicly available by VeriSign and therefore you agree not to disclose any of the terms or conditions of this Agreement to anyone other than your immediate family members and tax and legal advisors, all of whom you will instruct to keep the terms and conditions of this Agreement confidential before disclosing any of the terms or conditions of this Agreement to them.

3. Termination. VeriSign may only terminate your employment before October 31, 2006 for Cause. For the purposes of this Agreement, “Cause” shall include, but is not limited to: willful misconduct, gross negligence, theft, fraud or other illegal conduct, unlawful harassment, violation of company policy or breach of any term of this Agreement. In the event that VeriSign becomes aware of information that would justify terminating your employment for Cause then VeriSign may terminate your employment for Cause at any time effective immediately. In the event that VeriSign terminates your employment for Cause then VeriSign shall pay you the amount of unpaid salary due to you as of your Termination Date and an amount equal to the value of any accrued, unused PTO you may have at that time, but thereafter VeriSign shall have no further payment obligations to you.

4. Consideration from VeriSign. In consideration for your covenants and promises stated in this Agreement, and provided you sign and return this Agreement to VeriSign before the Acceptance Expiration Date and are not terminated for Cause (defined at Section 3 of the Agreement above), and further provided that you do not revoke your acceptance of this Agreement during the seven day Revocation Period, you will be provided with the following benefits:

4.1 Severance. VeriSign will pay you a severance in the total amount of Six Hundred Eighty-Three Thousand Five Hundred Twenty Dollars ($683,520) (the “Severance Payment”), which shall be payable in two installments.

VeriSign will pay you the first installment of the Severance Payment, which shall be in the amount of Four Hundred Fifty-Seven Thousand Nine Hundred Fifty-Eight and 40/100 Dollars ($457,958.40), within twenty-one (21) days of the Agreement Effective Date, provided that you are then in full compliance with your obligations under this Agreement, including without limitation your obligations under Sections 6 and 7 below of this Agreement. The “Agreement Effective Date” means the date immediately following the last day of the Revocation Period, provided you have not revoked your acceptance of the Agreement before that date.

VeriSign will pay you the second installment of the Severance Payment, which shall be in the amount of Two Hundred Twenty-Five Thousand Five Hundred Sixty-One and 60/100 Dollars ($225,561.60), on the one year anniversary of the Termination Date, provided that you are then in full compliance with your obligations under this Agreement, including without limitation your obligations under Sections 6 and 7 below of this Agreement.

4.2 2006 Bonus. You will receive a portion of your bonus for 2006 (the “2006 Bonus”), subject to the terms and conditions for corporate bonuses generally applicable to employees for services rendered in 2006 (other than the requirement that you be employed by VeriSign on the bonus payment date), provided that you are in full compliance with your obligations under this Agreement, including without limitation your obligations under Sections 6 and 7 below of this Agreement, at the time VeriSign issues 2006 corporate bonuses to its employees, which typically occurs in March. The maximum amount of the 2006 Bonus that you will receive is 84% of your Target Bonus amount for 2006. For the purpose of clarification, your Target Bonus amount for 2006 is sixty percent (60%) of your base salary. Your base salary for 2006 is $427,200. The exact amount of the 2006 Bonus that you will receive will be determined by VeriSign based on the performance of both the company and your division. The payment of the 2006 Bonus, if any, will be made at the time that VeriSign issues annual bonuses to its employees, which will be no later than March 15, 2007.

4.3 COBRA and Life Insurance Premiums.

A. COBRA Premiums. Within twenty-one (21) days of the Agreement Effective Date, VeriSign will pay you a lump sum payment in the amount of Thirteen Thousand One Hundred Eighty-Six and 20/100 Dollars ($13,186.20) (the “COBRA Premium Payment”), which is intended for your use to cover monthly COBRA premiums for twelve (12) months.

B. Life Insurance Premiums. Within twenty-one (21) days of the Agreement Effective Date, VeriSign will pay you a lump sum payment in the amount of Three Thousand Three Hundred Ninety-Six Dollars ($3,396) (the “Life Insurance Premium Payment”), which is intended for your use to cover monthly life insurance premiums for twelve (12) months.

4.4 Executive Outplacement Services. You will be provided access to career outplacement services with VeriSign’s third party outplacement service provider for a period of six months beginning on the Termination Date. During that time, you will be eligible to receive the same level of outplacement services that VeriSign generally offers to executives of your level. You should contact Jamie Schultz at (360) 493-6193 for specific information concerning what specific outplacement services will be available to you.

4.5 Administrative Support. For a period of six months beginning on your Termination Date, VeriSign will provide you with up to five hours per week of administrative/secretarial support at VeriSign’s offices in Mountain View, as may be reasonably requested by you.

4.6 Stock Option & RSU Acceleration.

A. Stock Option Acceleration. Upon the termination of your employment with VeriSign, and subject to compliance with applicable law and any stock option exercise limitation imposed by the VeriSign Board of Directors (“the Board”), you will receive acceleration of vesting of twenty-five percent (25%) of your unvested stock options as of October 31, 2006 to purchase shares of VeriSign common stock for which the Fair Market Value is greater than the Exercise Price on October 31, 2006. For the purposes of this Agreement, the term “Fair Market Value” means the closing price per share of VeriSign common stock on The Nasdaq Global Select Market. For the purposes of this Agreement, the term “Exercise Price” means the exercise price of your VeriSign stock options as specified in the applicable stock option grant.

Accordingly, you will receive acceleration of vesting of the following stock options:

Option Type	Option Grant Number	Date of Grant	Number of Options To Have Acceleration of Vesting
NQ Stock Option	21009181	8/1/2006	15,750
NQ Stock Option	21000599	6/30/2003	7,031

As you know, VeriSign has imposed a stock option exercise suspension, which is currently in effect, in connection with the Board’s review of VeriSign’s stock option grants. The Board subsequently passed a resolution extending the post termination exercise period of options to the 30th day after the stock option exercise suspension is lifted. Pursuant to the Board’s resolution, you will have at least 30 days after VeriSign’s 10-Q for the second quarter is filed and the suspension is lifted to choose to exercise your options, unless such resolution is amended or repealed by the Board. If your post termination exercise period is greater than 30 days from the date the option exercise suspension is lifted your longer period will apply (e.g. If the option exercise suspension is lifted on November 15, 2006 and you would have had 90 days after your employment termination to exercise your options under the applicable stock option plan then per the applicable plan you will have the longer period to exercise your options rather than only 30 days).

B. RSU Acceleration. Upon the termination of your employment with VeriSign, and subject to compliance with applicable law, you will receive acceleration of vesting of twenty-five percent (25%) of your unvested restricted stock units of VeriSign common stock as of October 31, 2006. Accordingly, you will receive acceleration of vesting of the following restricted stock units:

Type	Grant Number	Date of Grant	Number of RSU’s To Have Acceleration of Vesting
Restricted Stock Unit	U1000014	8/2/2005	2,700
Restricted Stock Unit	U1000073	8/1/2006	1,750

4.7 Accrued PTO. On or about the Termination Date, you will receive a paycheck for any PTO that you have accrued but not used as of the Termination Date.

4.8 Travel & Related Expenses. For the purpose of clarification, you will be eligible to receive reimbursement of any VeriSign work related travel costs and related expenses you may incur until the Termination Date in accordance with the terms and conditions of the VeriSign Travel and Expense Reimbursement Policy.

4.9 401(K). If the Board passes a resolution that provides that, for all employees who are terminated in connection with Project One, there will be acceleration of vesting of VeriSign’s contributions to its employees’ 401(K) accounts then, with respect to any such acceleration of vesting of VeriSign’s contributions toward your 401(K) account, you would be treated the same as the other employees whose employment was terminated in connection with Project One. VeriSign does not guarantee that there will be any such acceleration of vesting of the employer contributions to employees’ 401(K) accounts.

4.10 Except as expressly provided for above, you shall not be entitled to any other or further compensation, remuneration, reimbursement, payments, or bonuses, including, without limitation, stock options, stock, or other equity-based compensation, of or from VeriSign.

5. Release of Claims. In consideration for the above benefits and other good and valuable consideration, your signature below indicates your agreement as follows:

5.1 In keeping with our intent to allow for an amicable separation, and as part of our accord, and deeming this Agreement to be fair, reasonable, and equitable, and intending to be legally bound hereby, you agree to and hereby do, for yourself and for each of your heirs, executors, administrators and assigns, forever and irrevocably fully release and discharge VeriSign (including any subsidiary or affiliated entities, and all of their respective officers, directors, employees, agents, attorneys, representatives, shareholders, predecessors, successors, purchasers, assigns, and representatives) (collectively the “VeriSign Parties”) from any and all grievances, liens, suits, judgments, claims, demands, debts, defenses, actions or causes of action, obligations, damages, and liabilities whatsoever (collectively “Claims”) which you now have, have had, or may have, whether the same be known or unknown, at law, in equity, or mixed, in any way arising out of or relating in any way to any matter, act, occurrence, or transaction that occurred before or as of the Termination Date, including but not limited to your employment with VeriSign and your separation from VeriSign. This is a General Release. You expressly acknowledge that this includes, but is not limited to, your release of any tort and contract claims, arbitration claims, claims under any local, state or federal law, wage and hour law, wage collection law or labor relations law, and any claims of discrimination on the basis of age, race, sex, sexual orientation, religion, disability, national origin, ancestry, citizenship, retaliation or any other claim of employment discrimination or retaliation, and any claims under the Civil Rights Acts of 1964 and 1991 as amended (42 U.S.C. §§ 2000e et seq.), the Age Discrimination In Employment Act (29 U.S.C. §§ 621 et seq.), the Americans With Disabilities Act (42 U.S.C. §§ 12101 et seq.), the Rehabilitation Act of 1973 (29 U.S.C. §§ 701 et seq.), the Family and Medical Leave Act (29 U.S.C. §§ 2601 et seq.), the Fair Labor Standards Act (29 U.S.C. §§ 201 et seq.), and any other claim under any law prohibiting employment discrimination or relating to employment. You acknowledge that you are waiving and releasing any rights you may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. This General Release does not release VeriSign from any Claims by you that may arise as a result of VeriSign’s failure to comply with its obligations under this Agreement.

You acknowledge that the consideration given for this waiver and release Agreement is in addition to anything of value to which you were already entitled and is not an employment benefit. You acknowledge that the amounts to be paid by VeriSign under this Agreement are adequate consideration for your execution of this Agreement and for any and all outstanding obligations that may be owed to you by VeriSign.

You represent that you are not aware of any possible claims by you other than the claims that you have waived and released by this Agreement. You expressly agree to waive any rights you may have to any claims, whether the facts or basis for any cause of action are known or unknown as of the Agreement Effective Date, and acknowledge such waiver under any common law principle or statute which may govern waivers of such claims. You hereby knowingly waive any and all rights you have or may have under Section 1542 of the California Civil Code. Section 1542 provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Notwithstanding Section 1542 of the Civil Code of California, you expressly consent that this Agreement shall be given full force and effect according to each and all of its expressed terms and provisions, including as well those relating to unknown claims, charges, demands, suits, actions, causes of action and debts, if any. You acknowledge that you understand the significance and consequence of this specific waiver of Section 1542. You understand that this Agreement is not an admission of liability under any statute or otherwise by VeriSign, and that VeriSign does not admit but denies any violation of your legal rights. You acknowledge that you are advised to consult with legal counsel, if you so desire.

5.2 You represent that you have no lawsuits, claims, or actions pending in your name, or on behalf of any other person or entity, against VeriSign or any VeriSign Party. You also represent that you do not intend to bring any claims on your own behalf or on behalf of any other person or entity against VeriSign or any other VeriSign Party.

5.3 You agree that you will not counsel or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against VeriSign and/or any VeriSign Party, unless under a subpoena or other court order to do so. You further agree both to immediately notify VeriSign upon receipt of any such court order, subpoena, or any legal discovery device and to furnish, within three (3) business days of its receipt, a copy of such subpoena or legal discovery device to VeriSign. You agree to make yourself available upon reasonable notice from VeriSign or its attorneys to provide testimony through declarations, affidavits, depositions or at a hearing or trial, and to work with VeriSign in preparation for such event, and to cooperate with any other reasonable request by VeriSign in connection with the defense or prosecution of any lawsuit to which VeriSign is a party currently pending or filed after the Termination Date. If VeriSign so requests your cooperation in connection with any legal matter then VeriSign agrees to pay for any reasonable expenses (which may include, without limitation, airfare and lodging) that you incur in connection with assisting VeriSign, provided you notify VeriSign in advance of what your reasonable expenses will be and receive prior written approval from VeriSign for such expenses.

5.4 You agree to refrain from making any derogatory or disparaging remarks, statements or communications about VeriSign.

6. Nonsolicitation.

6.1 Nonsolicitation of Employees and Consultants. During the term of your employment with VeriSign and for one year after the Termination Date, you agree that you will not directly or indirectly solicit, encourage or induce, or attempt to solicit, encourage or induce, any employee or consultant of a VeriSign Company to terminate his/her employment or consulting relationship with such VeriSign Company. For the purposes of this Agreement, a “VeriSign Company” means VeriSign, Inc. or any of its subsidiaries.

Notwithstanding the foregoing, for the purposes of this Agreement, the placement of general advertisements targeted to a particular geographic or technical area, but not targeted, directly or indirectly, towards employees of any VeriSign Company, will not be deemed to be a solicitation prohibited by this Section 6.1.

6.2 Nonsolicitation of Customers. For one year after the Termination Date, you agree that you will not directly or indirectly:

(i) contact or solicit business from any customer (including any prospective customer) of any VeriSign Company for the purpose of attempting to sell, license or otherwise provide to such customer (or prospective customer) the same or similar products, services or technology as those that were being developed, sold, licensed or otherwise provided by VeriSign Communications Services as of the Termination Date; or

(ii) interfere or attempt to interfere with the relationship or prospective relationship of any VeriSign Company with any person or entity that is or is expected to become a customer of a VeriSign Company.

7. Noncompete. During the term of your employment with VeriSign and for one year after the Termination Date, you agree that you will not, in any county, state, country or other jurisdiction in which any VeriSign Company does business or, as of the Termination Date, is planning to do business:

(i) directly or indirectly, alone or with others, engage in any Restricted Business (as defined below);

(ii) be or become a director, officer, stockholder, owner, co-owner, partner, member, trustee, promoter, founder, employee, agent, representative, distributor, reseller, sublicensor, investor, lender, consultant, contractor, advisor or manager of or to, or otherwise acquire or hold any interest in any person or entity that engages in a Restricted Business;

(iii) permit your name to be used in connection with a business that is a Restricted Business; or

(iv) directly or indirectly, alone or with others, interfere with any business of a VeriSign Company;

provided, however, that nothing in this Section 7 will prevent you from (A) owning a passive investment of less than one percent (1%) of the outstanding shares of the capital stock of a publicly-held corporation if you are not otherwise associated, directly or indirectly, with such corporation or any affiliate company of such corporation; (B) owning as a passive investment less than one percent (1%) of the equity interests in any venture capital fund in which you are solely a passive investor and are not a principal, partner, advisor or other service provider for such venture capital fund; or (C) serving as an employee or consultant to any VeriSign Company.

For the purposes of this Agreement, “Restricted Business” means developing, providing, selling, marketing or distributing any products, services or technology that compete with or are the same or similar to any products, services or technology that were being developed, offered, provided, sold, marketed, or distributed by VeriSign Communications Services during your employment with VeriSign.

8. Employee Acknowledgement. You acknowledge that VeriSign’s agreement to pay you the Severance Payment and the 2006 Bonus is contingent upon your agreement to comply with your obligations under Sections 6 and 7 above of this Agreement, and that if you fail to comply with your obligations under this Agreement then VeriSign will be relieved of its obligation to make any payments to you under this Agreement.

9. Severability. Should any provision of this Agreement be declared or determined by a court of competent jurisdiction to be invalid or otherwise unenforceable, the remaining parts, terms and provisions shall continue to be valid, legal and enforceable, and will be performed and enforced to the fullest extent permitted by law.

10. Amendments. No changes to this Agreement will be valid unless in writing and signed by both you and VeriSign’s Chief Executive Officer.

11. Construction. The subject headings in this Agreement are for convenience purposes only and do not affect the interpretation of this Agreement. It is agreed that any legal rule to the effect that ambiguities ought to be resolved against the drafting party shall not apply to any interpretation of this Agreement.

12. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. This Agreement may be signed via facsimile.

13. Entire Agreement. This Agreement contains the entire agreement between you and VeriSign and supersedes all prior agreements or understandings between you and VeriSign, or any entity that has been acquired by VeriSign, concerning the subject matters of this Agreement, including without limitation the offer letter to you from VeriSign dated May 27, 2003. This Agreement will be binding on your heirs, administrators, representatives, executors, successors and assigns and will inure to the benefit of VeriSign and its successors and assigns. For the purpose of clarification, the Indemnity Agreement entered into by you and VeriSign as of the same date of this Agreement shall remain in full force and effect even after the termination of your employment with VeriSign.

Your signature below will indicate that you are entering into this Agreement freely and with a full understanding of its terms.

Yours very truly,

/s/ Stratton D. Sclavos
Stratton D. Sclavos
Chief Executive Officer

I, VERNON IRVIN, HAVE READ AND UNDERSTAND THIS GENERAL RELEASE, AND I ENTER INTO IT VOLUNTARILY, WITH FULL KNOWLEDGE OF ITS EFFECT.

/s/ Vernon L. Irvin	October 31, 2006
Signature	Date